UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 4, 2012

Unigene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100

(Registrant's telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Unigene Laboratories, Inc. (the “Company”) has appointed Brian Zietsman, age 48, to the position of Executive Director, Finance, effective April 9, 2012 (the “Effective Date”).  Mr. Zietsman will receive an initial annual salary of $200,000.  Thereafter, the salary may be reviewed and adjusted by the Company as it shall determine is appropriate.  He will also participate in the Company's regular bonus program, be eligible to receive an annual bonus based on the achievement of Company-wide and individual objectives, and will be permitted to participate in such employee benefit plans as are made available by the Company to its employees generally.

Mr. Zietsman will be granted an option to purchase 120,000 shares of the Company's common stock, exercisable at the closing price per share on the Effective Date.  One-third of such shares shall vest and become exercisable on each of the first, second and third anniversaries of the Effective Date, provided that Mr. Zietsman remains continuously employed by the Company from the Effective Date through such dates.  The Company or Mr. Zietsman can terminate his employment at any time, with or without cause.

Prior to joining the Company, Mr. Zietsman spent the previous 13 years in varying accounting and financial reporting positions.  Most recently, Mr. Zietsman served as corporate controller for Duff & Phelps, LLC since June 2011, where he oversaw the company's accounting functions.  Prior to his tenure at Duff & Phelps, LLC, Mr. Zietsman held various financial positions with Enzon Pharmaceuticals, Inc., Reliant Pharmaceuticals, Inc. and Deloitte & Touche LLP from April 1994 through May 2011.

On April 4, 2012, the Company received and accepted the resignation of David S. Moskowitz, its Chief Financial Officer, who had served as the principal financial officer of the Company.  As a result of Mr. Moskowitz's resignation, the Company and Mr. Moskowitz agreed to terminate Mr. Moskowitz's employment agreement effective immediately.  Following Mr. Moskowitz's resignation, Mr. Moskowitz entered into a four month consulting agreement with the Company.  In this capacity, Mr. Moskowitz will assist the Company with strategic planning and other related strategic initiatives.  In consideration for his consulting services, Unigene will pay Mr. Moskowitz the total gross amount of ninety six thousand Dollars ($96,000) to be paid in bi-monthly, equal installments.  In addition, upon the successful completion of the consultancy, 250,000 of the 750,000 options previously granted to Mr. Moskowitz under this employment agreement shall vest.  The stock options will be exercisable by Mr. Moskowitz for three (3) years following the date of the end of the consultancy.  The remaining 500,000 options previously granted to Mr. Moskowitz were terminated upon termination of his employment agreement.

In connection with Mr. Moskowitz's resignation, the Company has appointed Mr. Zietsman as the Company's principal financial officer, effective immediately.  In addition, Mr. Zietsman shall serve as the Company's principal accounting officer, effective May 16, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

/s/ Gregory T. Mayes
Gregory T. Mayes, Chief Business Officer

Date: April 9, 2012